EXHIBIT 1.1

ARTICLES OF ASSOCIATION OF

GUANGSHEN RAILWAY COMPANY LIMITED

(Approved by Special Resolution passed by the Shareholders’

General Meeting held on March 14, 1996)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 24, 1997)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on February 8, 2001)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 28, 2002)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 10, 2004)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on December 30, 2004)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on May 12, 2005)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 11, 2006)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on June 28, 2007)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on June 26, 2008)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on June 25, 2009)

(Amended by Special Resolution Adopted at the Extraordinary General Meeting Held

on September 27, 2012)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 28, 2015)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 26, 2016)

CHAPTER 1: GENERAL PROVISIONS

ARTICLE 1 The Company is a joint stock limited company established in accordance with the “Company Law of the People’s Republic of China” (the “Company Law”), “State Council’s Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Shares” (the “Special Regulations”) and other relevant laws and regulations of the State.

The Company was established by way of promotion with the approval under the document “Ti Gai Sheng” [1995] No.151 of the Peoples’ Republic of China’s State Commission for Restructuring the Economic System. It is registered with and has obtained a business license from the Administration Bureau of Industry and Commerce of Shenzhen, Guangdong Province, the PRC on the sixth (6) day of March 1996. The number of the Company’s business license is 4403011022106.

The promoter of the Company is Guangzhou Railway (Group) Company.

ARTICLE 2 The Company’s registered name in Chinese is

and in English is: GUANGSHEN RAILWAY COMPANY LIMITED.

ARTICLE 3 The Company’s address: No. 1052, Heping Road, Shenzhen, China

Zip Code Telephone Facsimile	: 518010 : (0755) 25584891 : (0755) 25591480

ARTICLE 4 The Company’s legal representative is the Chairman of the board of directors of the Company.

ARTICLE 5 The Company is a joint stock limited company in perpetual existence.

ARTICLE 6 In accordance with the Company Law, the Special Regulations, “Mandatory Provisions for the Articles of Association of Companies to be Listed Outside China” (the “Mandatory Provisions”),Guidelines for Articles of Association of Listed Companies, other relevant laws, administrative regulations and regulatory documents of the State, the articles of association adopted on 22 January 1996 and the amended articles of association approved at the respective shareholders’ general meetings held on 14 March 1996, 24 June 1997, 8 February 2001, 28 June 2002, 10 June 2004, 30 December 2004, 12 May 2005, 11 May 2006, 28 June 2007 and 26 June 2008 (referred to as the “Original Articles of Association”), the Company formulates these articles of association of the Company on 25 June 2009 (hereinafter referred to as the “Articles of Association of the Company” or “Articles of Association”).

ARTICLE 7 The Original Articles of Association have taken effect since the completion of registration formalities with the Administration Bureau of Industry and Commerce of Shenzhen, Guangdong Province, the PRC.

These articles of association of the Company will take effect after it is approved by the Securities Committee of the State Council and the companies approving department authorized by the State Council. The Original Articles of Association of the Company will be replaced by these articles of association of the Company when the latter take effect.

The Company shall, within the period stipulated by laws or administrative regulations, process the registration of changing of mandatory registered items due to the amendment of the Original Articles of Association.

ARTICLE 8 From the date of these articles of association becoming effective, these articles of association constitute a legally binding document regulating the Company’s organization and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

ARTICLE 9 These articles of association are binding on the Company and its shareholders, directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company; all of whom are entitled to claim rights concerning the affairs of the Company in accordance with these articles of association.

These articles of association are actionable by a shareholder against the Company and vice versa, by shareholders against each other and by a shareholder against the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Other senior administrative officers referred to in the first paragraph of this article include chief accountant, chief economist, chief engineer and secretary of the board of directors.

ARTICLE 10 The Company may invest in other limited liability companies or joint stock limited companies. The Company’s liabilities to an investee company shall be limited to the amount of its capital contribution to the investee company.

ARTICLE 11 On condition of compliance with applicable laws and administrative regulations of the People’s Republic of China (“PRC”), the Company has the power to raise and borrow money which power includes without limitation the issue of debentures, the charging or pledging of part or whole of the Company’s business or properties and other rights permitted by PRC laws and administrative regulations.

CHAPTER 2: PURPOSES AND SCOPE OF BUSINESS

ARTICLE 12 The business purposes of the Company are: to utilize the public funding in and outside the country for the purpose of improving the Company’s standard of technology, the standard of the equipment, the quality of the service, to improve the Company’s market competitiveness, to ensure the safety of railway transportation, to accelerate the development of the railway transportation business, to become a first class international railway transportation enterprise and to let the shareholders have a reasonable financial benefit as well as a satisfactory return on capital.

Article 13 Scope of business of the Company shall be subject to the items approved by the company registration authority.

The scope of business of the Company covers: the provision of passenger and cargo railway transport services, the technology services of railway facilities, the agency for domestic cargo transport, the agency for railway cargo transport, leasing of railway equipment, the processing and repairing of mechanical equipment, the inspection, testing, repairing, refitting, leasing and installation of instruments and equipment specially used in railway, the construction management services in relation to railway projects, survey, design, construction and maintenance of construction on railways or surrounding areas, the leasing of properties owned by the Company, the utility maintenance and installation services, property management, the provision of warehousing, storage and cargo handling services, the agency for passenger railway tickets and advertisement business, the domestic supply and marketing entities for trade materials and resources (except for franchise, centralized control or exclusive agency), import and export of goods and technology and the reorganization and operation of various enterprises (separate declaration required for individual projects).ARTICLE 14 The Company may, according to its ability to develop, and upon the approval by special resolution adopted by the shareholders’ general meeting and the approval of the relevant state governing authority, adjust its scope of business or investment orientation and method etc.

CHAPTER 3: SHARES AND REGISTERED CAPITAL

ARTICLE 15 There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorized by the State Council, the Company may, according to its requirements, create other classes of shares.

ARTICLE 16 The shares issued by the Company shall have a par value of Renminbi one yuan.

The Renminbi referred to in the preceding paragraph is the legal currency of the People’s Republic of China.

ARTICLE 17 Subject to the approval of the securities authority of the State Council, the Company may issue and offer shares to domestic investors or foreign investors for subscription.

Foreign investors referred to in the preceding paragraph mean those investors of foreign countries and regions of Hong Kong, Macau and Taiwan who subscribe for shares issued by the Company. Domestic investors mean those investors within the territory of the PRC (excluding investors of the regions referred to in the preceding sentence) who subscribe for shares issued by the Company.

ARTICLE 18 Shares issued by the Company to domestic investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Domestic-Invested Shares include shares issued to the promoter by the Company upon its establishment and shares issued to the public in the PRC after its establishment. Shares issued by the Company to foreign investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”. Foreign-Invested Shares which are listed overseas are called “Overseas Listed Foreign Invested Shares.

The foreign currencies referred to in the preceding paragraph mean the legal currencies (apart from Renminbi) of other countries or districts which are recognized by the foreign exchange control authority of the State and can be used to pay the Company for the share price.

ARTICLE 19 Overseas-Listed Foreign-Invested Shares issued by the Company and listed in Hong Kong shall be called “H Shares”. H Shares are shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars.

ARTICLE 20 Subject to the approval of companies approving department authorized by the State Council, the Company may issue 2,904,250,000 shares to Guangzhou Railway (Group) Company (the “Promoter”) on the establishment of the Company.

ARTICLE 21 The Company made its first increase of capital after its incorporation by issuing 1,431,300,000 H shares, including those by the exercise of over-allotment options.

Subsequent to the increase of capital by issuing shares as referred to in the preceding paragraph, the share capital structure of the Company is:

4,335,550,000 ordinary shares, of which 2,904,250,000 shares are held by the Promoter, representing 66.99 per cent of the total number of ordinary shares, and 1,431,300,000 shares are held by holders of H Shares, representing 33.01 per cent of the total number of ordinary shares.

The first issuance of 2,747,987,000 Renminbi-denominated ordinary shares to the public in the PRC on 13 December 2006 by the Company was approved by China Securities Regulatory Commission on 6 December 2006, and such shares are listed on the Shanghai Stock Exchange on 22 December 2006.

Subsequent to the increase of capital by issuing shares to the public in the PRC as referred to in the preceding paragraph, the share capital structure of the Company is: 7,083,537,000 ordinary shares, of which 2,904,250,000 shares are held by the Promoter, 2,747,987,000 shares are held by public shareholders in the PRC and 1,431,300,000 shares are held by holders of H Shares, representing 41.0 per cent, 38.8 per cent and 20.2 per cent of the total number of ordinary shares, respectively.

ARTICLE 22 Upon approval by the securities governing authority of the State Council of the proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, the company’s board of directors may make implementing arrangements for separate issues.

The Company’s proposal to issue separately Overseas-Listed Foreign-Invested Shares, and Domestic-Invested Shares pursuant to the preceding paragraph may be implemented within fifteen (15) months from the date of the approval of Securities Committee of the State Council.

ARTICLE 23 In respect of the total number of shares as stated in a shares issuing proposal, where the Company shall separately issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, these respective shares shall be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for at their offerings due to some special circumstances, then subject to the approval of the Securities Committee of the State Council the shares may be issued by installments.

ARTICLE 24 Subsequent to the increase in capital by issuing of shares to the public in the PRC as referred to in Article 21, the Company’s registered capital is Renminbi 7,083,537,000.

ARTICLE 25 The Company may, based on its requirements for operation and development and in accordance with the relevant provisions of these articles of association, approve an increase in capital.

The Company may increase its capital in the following ways:

(1) offering new shares to non-specially-designated investors for subscription;

(2) placing new shares to its existing shareholders;

(3) distributing new shares to its existing shareholders;

(4) transferring public welfare funds to increase capital;

(5) any other ways permitted by laws and administrative regulations.

The Company’s increase in capital by issuing new shares shall, after being approved in accordance with the provisions of these articles of association, be conducted in accordance with the procedures stipulated by relevant laws and administrative regulations of the State.

ARTICLE 26 Unless otherwise provided by law or administrative regulation, shares in the Company are freely transferable and are not subject to any lien.

CHAPTER 4: REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

ARTICLE 27 The Company does not accept shares of the Company as the subject of a pledge.

ARTICLE 28 Shares of the Company held by the Promoter shall not be transferred within one year from the date of establishment of the Company. Shares of the Company held by the Promoter before the public offering of the Company shall not be transferred within one year from the date of trading of shares of the Company at a domestic stock exchange.

The directors, supervisors, general manager, deputy general managers and other senior management shall report to the Company on a regular basis as to the Company’s shares held by them during their terms of office. They may not transfer the shares of the Company held by them during their terms of office and within six months from the termination of their office.

ARTICLE 29 Where a shareholder of the Company holding 5 per cent or more of the shares carrying the right to vote pledges the shares held, he/she shall report to the Company in writing within three working days from the date on which the event occurs.

ARTICLE 30 Where a shareholder of the Company holding 5 per cent or more of the shares carrying the right to vote sells the shares held within six months from the date of acquisition of the shares or acquires shares of the Company again within six months from the date of sale of the shares, the profits arising from such transactions shall belong to the Company.

The provision in the preceding paragraph is applicable to the directors, supervisors, general manager, deputy general managers and other senior management of the Company.

Where the board do not execute in accordance with the provision in the first paragraph of this article, the shareholders shall have the right to ask the board to execute within 30 days. Where the board fail to execute within the above-mentioned period, the shareholders shall have the right to bring a suit directly before a people’s court in his/her name for the interests of the Company.

Where the board do not execute in accordance with the provision in the first paragraph, the directors liable for the matter shall bear joint responsibility in accordance with the law.

In the event that the regulatory authorities of the place where the Overseas-Listed Foreign-Invested Shares are listed have different requirements, such requirement shall prevail.

ARTICLE 31 In accordance with the provisions of these articles of association, the Company may reduce its registered capital.

ARTICLE 32 When the Company reduces its registered capital, it must draw up a balance sheet and an inventory of assets.

The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of capital and shall publish a notice in a newspaper within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receiving the notice from the Company or, in the case of a creditor who does not receive the notice, within forty-five (45) days of the date of the public notice, to demand the Company to repay its debts or provide a corresponding guarantee for such debt.

The Company’s registered capital after reduction shall not be less than the statutory minimum amount.

ARTICLE 33 The Company may, with approval according to the procedures provided in these articles of association and subject to the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

(1) cancellation of shares for capital reduction;

(2) merging with another company that holds shares of the Company;

(3) paying shares to its employees as bonus;

(4) repurchasing, upon request, any shares held by any shareholder who is opposed to the Company’s resolution for merger or spin-off at a shareholders’ general meeting of the Company.

Any repurchase of shares under items (1) to (3) of the foregoing paragraph shall be approved by shareholders’ general meeting of the Company. After repurchase of the shares according to the foregoing paragraph by the Company, the shares repurchased under item (1) shall be cancelled within ten days from the date of the repurchase; and the shares repurchased under items (2) and (4) shall be transferred or cancelled in six months.

The shares repurchased by the Company under item (3) of the first paragraph may not exceed 5 per cent of the total of the Company’s issued shares. Such repurchase shall be financed by the Company’s profit after tax. The shares so repurchased shall be transferred to the employees within one year.

The Company shall not permit the shares of the Company being used as the object of a mortgage.

In the event that the regulatory authorities at the place of listing of the overseas-listed foreign shares have different requirements, such requirements shall prevail.

ARTICLE 34 The Company may, with the approval of the relevant State governing authority for repurchasing its shares, conduct the repurchase in one of the following ways:

(1) making a pro rata general offer of repurchase to all its shareholders;

(2) repurchasing shares through public dealing on a stock exchange;

(3) repurchase by an off-market agreement.

ARTICLE 35 Where the Company repurchases its shares by an off-market agreement, the prior sanction of shareholders’ general meeting shall be obtained in accordance with these articles of association. The Company may release or vary a contract so entered into by the Company or waive its rights therein with the prior approval of shareholders’ general meeting obtained in the same manner.

A contract to repurchase shares referred to in the preceding paragraph includes (without limitation) an agreement to become obliged to repurchase or an acquisition of the right to repurchase shares of the Company.

The Company shall not assign the contract for repurchasing its shares or any rights therein.

ARTICLE 36 Shares which shall be cancelled according to the laws, regulations, Articles of Association or resolution of shareholders’ general meeting after the repurchase in accordance with the law by the Company, shall be cancelled within the period prescribed by the laws and administrative regulations, and the Company shall apply to the original companies registration authority for registration of the change in its registered capital.

The aggregate par value of those cancelled shares shall be reduced from the amount of the Company’s registered capital.

ARTICLE 37 Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its outstanding shares:

(1) where the Company repurchases shares of the Company at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose;

(2) where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(i) if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

(ii) if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose, provided that the amount paid out of the proceeds of the fresh issue shall not exceed the aggregate of premiums received by the Company on the issue of the shares repurchased nor the current amount of the Company’s capital common reserve fund account (including the premiums on the fresh issue) at the time of the repurchase;

(3) payment by the Company in consideration of the following shall be made out of the Company’s distributable profits:

(i) acquisition of rights to repurchase shares of the Company;

(ii) variation of any contract to repurchase shares of the Company;

(iii) release of any of the Company’s obligations under any contract to repurchase shares of the Company;

(4) after the Company’s registered capital has been reduced by the total par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for paying up the par-value portion of the shares repurchased shall be transferred to the Company’s capital common reserve fund account.

CHAPTER 5: FINANCIAL ASSISTANCE FOR ACQUISITION OF

THE COMPANY’S SHARES

ARTICLE 38 The Company and its subsidiaries shall not, by any means at any time, provide any kind of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. The said acquirer of shares of the Company includes a person who directly or indirectly incurs any obligations due to the acquisition of shares in the Company.

The Company and its subsidiaries shall not, by any means at any time, provide financial assistance to the said obligor as referred to in the preceding paragraph for the purpose of reducing or discharging the obligations assumed by that person.

This Article shall not apply to the circumstances specified in Article 40 of this Chapter.

ARTICLE 39 For the purpose of this Chapter, “financial assistance” includes (without limitation) the following meanings:

(1) gift;

(2) guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the obligor), or compensation (other than compensation in respect of the Company’s own default) or release or waiver of any rights;

(3) provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party or the novation of the parties to, or the assignment of rights arising under, such loan or agreement;

(4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purpose of this Chapter, “incurring any obligations” includes the incurring of obligations by the obligor through changing of the obligor’s financial position by way of contract or the making of arrangement (whether enforceable or not, and whether made on its own account or with any other person), or by any other means.

ARTICLE 40 The following, shall not be deemed to be activities prohibited by Article 34 of this Chapter.

(1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose in giving the financial assistance is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some overall plan of the Company;

(2) the lawful distribution of the Company’s assets by way of dividend;

(3) the allotment of bonus shares as dividends;

(4) a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share capital structure of the Company effected in accordance with these articles of association;

(5) the lending of money by the Company within its scope of business for its normal business activities (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits of the Company);

(6) the provision of money by the Company for contributions to staff and workers’ shares schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits of the Company).

CHAPTER 6: SHARE CERTIFICATES AND REGISTER

OF SHAREHOLDERS

ARTICLE 41 Share certificates of the Company shall be in registered form. The following items shall be stated on the share certificate of the Company:

(1) the Company’s name;

(2) the date of registration of the Company;

(3) the class of the share certificate, the par value and the number of shares represented by the share certificate;

(4) the serial number of the share certificate;

(5) other items required to be stated by the stock exchange on which the Company’s shares are listed.

ARTICLE 42 Share certificates of the Company shall be signed by the Chairman of the Company’s board of directors. Where the stock exchange on which the Company’s shares are listed requires other senior administrative officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior administrative officer(s). The share certificates shall take effect after being sealed or printed with the special seal for securities of the Company. The share certificates shall only be sealed with the Company’s special seal for securities under the authorization of the board of directors. The signatures of the Chairman of board of directors or other senior administrative officer(s) of the Company may be printed in mechanical form.

ARTICLE 43 The Company shall keep a register of its shareholders and enter in the register the following particulars:

(1) the name (title) and address (residence), the occupation or nature of each shareholder;

(2) the class and quantity of shares held by each shareholder;

(3) the amount paid or payable on the shares of each shareholder;

(4) the share certificate numbers of the shares held by each shareholder;

(5) the date on which each person was entered in the register as a shareholder;

(6) the date on which any shareholder ceased to be a shareholder. Unless contrary evidence is shown, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.

ARTICLE 44 The Company may, in accordance with the mutual understanding and agreements between the securities governing authority of the State Council and overseas securities regulatory organizations; maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such share register.

The original share register for holders of H Shares shall be maintained in Hong Kong. A duplicate of the share register for holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company’s address. The appointed overseas agent(s) shall at all times ensure the consistency between the original and the duplicate of the share register.

If there is any inconsistency between the original and the duplicate of the share register for holders of Overseas-Listed Foreign-Invested Shares, the original shall prevail.

ARTICLE 45 The Company shall have a complete register of shareholders which shall comprise the following:

(1) a part of the shareholders’ register maintained at the Company’s address other than those parts mentioned in sub-paragraphs (2) and (3) of this Article;

(2) a part of the shareholders’ register in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company maintained in the place of the overseas stock exchange on which the shares are listed; and

(3) any other parts of the shareholders’ register maintained at such other places as the board of directors may consider necessary for the purpose of listing the shares of the Company.

ARTICLE 46 Different parts of the share register shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

All the fully paid up Domestic-Invested Shares and H Shares can be freely transferred in accordance with provisions of the laws and regulations and these articles of association. However, where H Shares are transferred, the board of directors may refuse to recognize any instrument of transfer without giving any reason unless:

(1) a fee (for each instrument of transfer) of two dollars and fifty cents Hong Kong dollars or any higher fee as agreed by the Stock Exchange has been paid to the Company for registration of any instrument of transfer or any other document which is related to or will affect ownership of the shares;

(2) the instrument of transfer only involves H Shares;

(3) the stamp duty chargeable on the instrument of transfer has been paid;

(4) the relevant share certificate and upon the reasonable request of the board of directors any evidence in relation to the right of the transferor to transfer the shares have been submitted;

(5) if it is intended to transfer the shares to joint holders, then the maximum number of joint holders shall not exceed four (4);

(6) the Company does not have any lien on the relevant shares. The alteration and rectification of each part of the share register shall be carried out in accordance with the laws of the place where the register is maintained. If the Company refuses to register any transfer of shares, the Company shall within two months of the formal application for the transfer provide the transferor and the transferee with a notice of refusal to register such transfer.

ARTICLE 47 No changes in the shareholders’ register due to the transfer of shares may be made within thirty (30) days before the date of a shareholder’ general meeting or within five (5) days before the record date for the Company’s distribution of dividends.

ARTICLE 48 Where the Company decides to convene a shareholders’ general meeting distribute dividends, liquidate or carry out other activities which would require the determination of shareholdings, the board of directors shall fix a record date for the purpose of determining shareholdings. A person who is registered in the register as shareholders of the Company at the end of the record date shall be a shareholder of the Company.

ARTICLE 49 Any person aggrieved and claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

ARTICLE 50 Any person who is a registered shareholder on the register of shareholders or who claims to be entitled to have his name (title) entered into the register of shareholders in respect of shares in the Company may, if his share certificate (the “original certificate”) relating to the shares is lost, apply to the Company for a replacement new share certificate in respect of such shares (the “Relevant Shares”). If a shareholder of domestic shares loses his share certificate and applies for a replacement for new certificate, the Company shall process the application in accordance with the Company Law.

If a shareholder of Overseas-Listed Foreign-Shares loses his share certificate and applies for a replacement new share certificate, it may be dealt with in accordance with the law of the place where the original register of holders of Overseas-Listed Foreign-Invested Shares is maintained, rules of the stock exchange or other relevant regulations.

If a shareholder of H Shares loses his share certificate, the issue of a replacement new share certificate shall comply with the following requirements:

(1) The applicant shall submit an application in a standard form prescribed by the Company and accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and the evidence of the loss of share certificate; and (ii) declaring that no other person is entitled to have his name entered in respect of the Relevant Shares.

(2) Before the Company decides to issue the replacement new share certificate, no statement made by any person other than the applicant declaring that his name shall be entered in the register of shareholders in respect of such shares has been received.

(3) The Company shall, if it intends to issue a replacement new share certificate to the applicant, publish a notice of its intention at least once every thirty (30) days in a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4) The Company shall have, prior to publication of its intention to issue a replacement new share certificate, delivered to the stock exchange on which its shares are listed a copy of the notice to be published and may publish the notice upon receiving confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of Stock Exchange for a period of 90 days.

In the case of an application made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published;

(5) If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company shall not have received from any person notice of any disagreement to such application, the Company may issue a replacement new share certificate to the applicant accordingly.

(6) Where the Company issues a replacement new share certificate under this Article, it shall forthwith cancel the original share certificate and enter the cancellation and issue in the register of shareholders accordingly.

(7) All expenses relating to the cancellation of an original share certificate and the issue of a replacement new share certificate by the Company shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant.

ARTICLE 51 Where the Company issues a replacement new share certificate pursuant to these articles of association, the name (title) of a bona fide purchaser gaining possession of such new share certificate or the person who is subsequently entered in the register of shareholders as holder of such shares (if he is a bona fide purchaser) shall not be removed from the register of shareholders.

ARTICLE 52 The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issue of the new share certificate, unless the claimant proves that the Company has acted deceitfully.

CHAPTER 7: SHAREHOLDERS’ RIGHTS AND OBLIGATIONS

ARTICLE 53 A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders. A shareholder shall enjoy rights and bear obligations according to the class and proportion of the shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and bear the same obligations.

ARTICLE 54 The ordinary shareholders of the Company shall enjoy the following rights:

(1) the right to dividends and other distributions in proportion to number of shares held;

(2) the right to attend or appoint a proxy to attend shareholders’ general meetings and to vote thereat;

(3) the right of supervisory management over the Company’s business operations, and the right to present proposals or enquiries;

(4) the right to transfer, give or pledge the shares held in accordance with laws, administrative regulations and provisions of these articles of association;

(5) the right to obtain relevant information in accordance with the provisions of laws, regulations and these articles of association, including:

(i) the right to obtain a copy of these articles of association, subject to payment of the cost of such copy;

(ii) the right to inspect free of charge, and copy subject to payment of a reasonable charge:

(a) all parts of the share register;

(b) personal particulars of each of the Company’s directors, supervisors, general manager, deputy general managers and other senior management, including:

(aa) present name and alias and any former name or alias;

(bb) principal address (residence);

(cc) nationality;

(dd) primary and all other part time occupations and duties;

(ee) identification document and its number.

(c) state of the Company’s share capital;

(d) reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of last accounting year and the aggregate amount paid by the Company for this purpose;

(e) minutes of shareholders’ general meetings;

(f) the latest audited financial reports and the directors’, auditors’ and supervisors’ reports thereon;

(g) special resolutions of the Company;

(h) a copy of the latest annual financial report filed with the national taxation department or other authorities in charge;

(6) in the event of the termination or liquidation of the Company, to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

(7) other rights conferred by laws, administrative regulations and these articles of association.

ARTICLE 55 The ordinary shareholders of the Company shall assume the following obligations:

(1) to abide by these articles of association;

(2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

(3) except as stipulated under laws and regulations, withdrawal shall not be made;

(4) other obligations imposed by laws, administrative regulations and these articles of association.

Shareholders are not liable to make any further contribution to the share capital other than as agreed by the subscriber of the relevant shares on subscription.

ARTICLE 56 In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders as a whole or of some of the shareholders of the Company:

(1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

(2) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person), in any guise, of the Company’s assets, including (without limitation) opportunities beneficial to the Company;

(3) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person) of the individual rights of other shareholders including (without limitation) rights to distributions and voting rights save pursuant to a corporate restructuring submitted to the shareholders’ general meeting for approval in accordance with these articles of association.

In the flows of operating capital between the controlling shareholder and other connected parties and the Company, appropriation of the Company’s capital shall be stringently restricted. The controlling shareholder and other connected parties shall not request the Company to pay in advance salaries, benefits, insurance, advertisement and other fees for them. Also, they may not bear the costs and other expenses on behalf of one another.

The Company shall not directly or indirectly provide capital to the controlling shareholder and other connected parties for use in the following ways:

(1) to lend capital of the Company to the controlling shareholder and other connected parties for use whether at a consideration or at nil consideration;

(2) to extend entrusted loans to the connected parties through banks or non-bank financial institutions;

(3) to entrust the controlling shareholder and other connected parties to conduct investment activities;

(4) to issue a bill of acceptance without real transaction background for the controlling shareholder and other connected parties;

(5) to pay off liability for the controlling shareholder and other connected parties;

(6) other ways specified by China Securities Regulatory Commission.

ARTICLE 57 For the purpose of the foregoing Article, a “controlling shareholder” means a shareholder who holds 50 per cent or more of the shares of the Company, or in the case of less than 50 per cent, the voting rights represented by the shares held by whom are sufficient to exert a significant influence upon the resolutions of the general meeting.

ARTICLE 58 Subject to the compliance of relevant laws, regulations and rules, where the Company intends to issue preference shares, the rights and obligations of holders of such shares shall be resolved upon by the shareholders in general meeting.

CHAPTER 8: SHAREHOLDERS’ GENERAL MEETINGS

ARTICLE 59 The shareholders’ general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

ARTICLE 60 The shareholders’ general meeting shall have the following functions and powers:

(1) to decide on the Company’s operational policies and investment plans;

(2) to elect and replace directors and decide on matters relating to the remuneration of directors;

(3) to elect and replace the supervisors who are representatives of shareholders and decide on matters relating to the remuneration of supervisors;

(4) to examine and approve reports of the board of directors;

(5) to examine and approve reports of the supervisory committee;

(6) to examine and approve the Company’s proposed annual preliminary and final financial budgets;

(7) to examine and approve the Company’s profit distribution plans and plans for making up losses;

(8) to decide on increases or reductions in the Company’s registered capital;

(9) to decide on matters such as merger, division, dissolution and liquidation of the Company;

(10) to decide on the issue of debentures by the Company;

(11) to decide on the appointment, dismissal and disengagement of the accounting firm of the Company;

(12) to amend these articles of association;

(13) to consider motions raised by shareholders who represent 3 per cent or more of the total shares of the Company carrying the right to vote;

(14) to consider and approve the proposals for the establishment of strategy, audit, nomination, remuneration, appraisal and other special committees of the board of directors of the Company;

(15) to decide on other matters which require resolutions of the shareholders in general meeting according to relevant laws, administrative regulations and provisions of these articles of association;

(16) to decide on matters which the board of directors may be delegated or authorized to deal with by the shareholders in general meeting.

ARTICLE 61 The Company shall not, without the prior approval of shareholders in general meeting, enter into any contract with any person other than a director, supervisor; general manager, deputy general manager or other senior administrative officer whereby the management and administration of the whole or any substantial part of the business of the Company is to be handed over to such person.

ARTICLE 62 Shareholders’ general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders’ general meetings shall be convened by the board of directors. Annual general meetings shall be held once every year and within six (6) months from the end of the preceding accounting year. In the event that the Company is not able to convene the annual general meeting within the aforesaid prescribed period for any reasons, it shall report to the relevant stock exchanges to explain the reasons and make an announcement.

Under any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two (2) months:

(1) when the number of directors is less than the number of directors required by the Company Law or two-thirds of the number of directors specified in these Articles of Association;

(2) when the unrecovered losses of the Company amount to one-third of the total amount of its paid in share capital;

(3) when the shareholder(s) holding 10 per cent or more of the Company’s outstanding shares carrying voting rights request(s) in writing the convening of an extraordinary general meeting;

(4) when deemed necessary by the board of directors;

(5) when requested by the supervisory committee.

Article 63 A shareholders’ general meeting shall be convened by a written notice served by way of announcement or other means specified under these Articles of Association (if necessary) at least forty-five (45) days before the date of the meeting to notify all shareholders whose names are shown on the register of members of the matters to be considered and the date and venue of the meeting. A shareholder who intends to attend the shareholders’ general meeting shall deliver his written reply concerning the attendance of the meeting to the Company twenty (20) days before the date of the meeting.

In order to assure the legality and validity of the shareholders’ general meeting, the Company will provide convenience for shareholders to attend shareholders’ general meetings through various means and approaches and will provide priority to modern information technology methods such as online voting platform.

ARTICLE 64 Shareholders who severally or jointly holding more than 3 per cent of the Company’s shares, are entitled to present a new proposal in written form to the board of directors at an annual general meeting. The Company shall include the matters in the proposal within the functions and powers of a shareholders’ general meeting in the agenda of the meeting.

ARTICLE 65 The Company shall, based on the written replies received twenty (20) days before the date of the shareholders’ general meeting from the shareholders, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting reaches one half or more of the Company’s total voting shares, the Company may hold the meeting; if not, then the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the place and date for, the meeting. The Company may then hold the meeting after such publication of notice.

An extraordinary general meeting shall not resolve any matter not stated in the notice of such meeting.

Article 66 A notice of shareholders’ general meeting shall meet the following requirements:

(1) it shall be given by way of announcement or other means specified under these Articles of Association (if necessary);

(2) it shall specify the place, the date and time of the meeting;

(3) it shall state the matters to be considered;

(4) it shall provide the shareholders with all such information and explanations as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase shares, to reorganize the share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5) if any director, supervisor, general manager, deputy general manager or other senior administrative officer has a material interests in matters to be considered, he shall disclose the nature and the extent of such interest; and if the matters to be considered have an effect on such director, supervisor, general manager, deputy general manager or other senior administrative officer in his capacity as shareholder in so far as it is different from the effect on the interests of the shareholders of the same class, such differences shall be specified;

(6) it shall contain the full text of any special resolution to be proposed for approval at the meeting;

(7) it shall expressly specify in writing that all shareholders are entitled to attend the shareholders’ general meeting. The shareholders entitled to attend and vote at the meeting shall have the right to appoint one or more proxies to attend on his behalf and to vote thereat and the proxy or proxies need not be a shareholder;

(8) it shall specify the time and place for lodging proxy forms for the relevant meeting; and

(9) The voting time and voting procedures (if any) for online voting or other methods of voting.

Article 67 Notice of shareholders’ general meeting shall be given to the shareholders (whether or not entitled to vote at the meeting) by way of public notice or served on them by delivery or prepaid airmail to their addresses as shown in the register of shareholders.

Notice of shareholders’ general meeting to holders of domestic shares shall be published in one or more newspapers designated by securities regulatory authority under the State Council at least forty-five (45) days before the date of the meeting. After the publication of such notice, all holders of domestic shares shall be deemed to have received the notice of the relevant shareholders’ general meeting.

Notice of shareholders’ general meeting to holders of overseas listed foreign-invested shares shall be published in the website of the Company (www.gsrc.com) at least forty-five (45) days before the date of the meeting. After the publication of such notice, all holders of overseas listed foreign-invested shares shall be deemed to have received the notice of the relevant shareholders’ general meeting.

ARTICLE 68 The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive notice shall not invalidate the meeting and the resolutions made at that meeting.

ARTICLE 69 Any shareholder who is entitled to attend and vote at a shareholders’ general meeting have the right to appoint one or more persons (whether being a shareholder or not) as his proxies to attend and vote at such meeting on his behalf. Such proxy or proxies may exercise the following rights pursuant to the authorization from that shareholder:

(1) the shareholder’s right to speak at the shareholders’ general meeting;

(2) the right to demand or join in demanding a poll;

(3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one proxy may only vote on a poll.

The board of directors, independent directors and shareholders that meet certain requirements may make a call to the shareholders for voting rights at the shareholders’ general meeting in accordance with relevant provisions.

Information shall be fully disclosed to persons whose voting rights are solicited. No consideration or other form of de facto consideration shall be involved in soliciting voting rights from shareholders. The Company shall not impose any limitation related to minimum shareholdings on soliciting voting rights.

ARTICLE 70 The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorized in writing, or if the appointer is a legal entity, either under seal or under the hand of a director or attorney duly authorized.

ARTICLE 71 The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointer, a notarially certified copy of that power of attorney or other authority shall be deposited at the address of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.

If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its board of directors or other governing body may attend at any meeting of shareholders of the Company as a representative of the appointor.

ARTICLE 72 Any form issued to a shareholder by the board of directors of the Company for use by him for appointing a proxy shall be such as to enable the shareholder, according to his free will, to instruct the proxy to vote in favor of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that in the absence of instructions by the shareholder the proxy may vote as he thinks fit.

ARTICLE 73 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that no notice in writing of such death, incapacity, revocation or transfer as aforesaid shall have been received by the Company before the commencement of the meeting at which the proxy is used.

ARTICLE 74 A proxy who attends a shareholders’ general meeting on behalf of a shareholder shall present his identification document.

If a shareholder who is a legal person appoints its legal representative to attend the meeting, the legal representative shall present his own identification document and a notarially certified copy of the resolution or letter of authorization of the board of directors or other governing body of the appointor appointing such legal representative.

ARTICLE 75 Resolutions of shareholders’ general meetings shall be divided into ordinary resolutions and special resolutions.

To adopt an ordinary resolution, votes representing more than one half of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

To adopt a special resolution, votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

The shareholders (including proxies) present at the meeting shall expressly state their agreement with, objection to or abstention from every matter to be determined by voting, except for the securities registration and settlement institutions which, being the nominal holders of shares subject to Shanghai- Hong Kong Stock Connect, shall make declaration according to the intentions of actual holders. Any vote which is not completed, erroneously completed or illegible or uncast votes shall be counted as an abstention of voting rights by the voters and the voting results of the number of shares they hold shall be counted as “abstain.”

Where any shareholder is required to abstain from voting on a particular resolution or restricted to vote only in favor of or against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

ARTICLE 76 When shareholders (including their proxies) vote at the shareholders’ general meeting, they shall exercise their voting rights according to the number of voting shares that they represent. Each share shall carry one voting right. Any share of the Company held by the Company shall not carry any voting right. However, when electing directors or supervisors, the number of voting rights each share carries shall be the same as the number of directors or supervisors to be elected. The voting rights of shareholders may be exercised collectively in favor of one or several of the directors or supervisors.

When substantial matters that affect small and medium investors’ interests are reviewed in the general meeting, the votes of small and medium investors shall be counted separately. Results from the separate counting shall be disclosed to the public in due course.

ARTICLE 77 At any general meeting of shareholders, a resolution shall be decided on a show of hands unless a poll is (before or after any vote by show of hands) demanded:

(1) by the chairman of the meeting;

(2) by at least two shareholders entitled to vote present in person or by proxy;

(3) by one or more shareholders present in person or by proxy and individually or collectively representing 10 per cent or more of all shares carrying the right to vote at the meeting.

Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried unanimously, and, an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

The demand for a poll may be withdrawn by the person who makes such demand.

ARTICLE 78 A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

ARTICLE 78(A) Before a resolution is put to vote at a shareholders’ general meeting, two (2) representatives of the shareholders shall be elected to participate in counting the votes as well as to act as scrutineer. If a shareholder has interest in the matter to be considered, such shareholder and its proxy shall not participate in the counting of the votes nor act as scrutineer.

When proposals are being voted at a shareholders’ general meeting, lawyers, representatives of the shareholders and representatives of the supervisors shall be jointly responsible for the counting of votes and scrutinizing of the votes. The results of the voting shall be announced at the meeting and shall be recorded in the minutes of meeting.

Shareholders or their proxies who vote via internet or in other methods are entitled to check their own voting results through the relevant voting system.

ARTICLE 79 On a poll taken at a meeting, only one of the voting methods, namely voting on-site, voting online or other voting methods, can be selected for the same voting right. In case of duplicate voting for the same voting right, only the first voting result is considered as valid. A shareholder (including proxy) entitled to two or more votes need not cast all his votes in the same way.

ARTICLE 80 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to one additional vote.

ARTICLE 81 The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:

(1) work reports of the board of directors and the supervisory committee;

(2) plans formulated by the board of directors for distribution of profits and for making up losses;

(3) removal of the members of the board of directors and members of the supervisory committee, their remuneration and method of payment;

(4) annual preliminary and final budgets, balance sheets and profit and loss statements and other financial statements of the Company;

(5) matters other than those required by the laws and administrative regulations or by these articles of association to be adopted by special resolutions.

ARTICLE 82 The following matters shall be resolved by a special resolution at a shareholders’ general meeting:

(1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities by the Company;

(2) the issue of debentures by the Company;

(3) the spin-off, merger, dissolution and liquidation of the Company;

(4) the amendments to these Articles of Association;

(5) the alternation of the form of the Company;

(6) the acquisition or sale of major assets or guarantees within one year exceeding 30 per cent of the total assets of the Company;

(7) any other matters considered by the shareholders’ general meeting, by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and would need to be adopted by a special resolution.

ARTICLE 83 Where the shareholders’ general meeting is considering matters related to a connection transaction, a connected shareholder shall not participate in voting and the shares with voting rights which they represent shall not be counted in the total number of valid votes. Announcement on the resolutions passed at the shareholders’ general meeting shall adequately disclose the details of the unconnected shareholders’ votes. If the connected shareholders are unable to abstain from voting due to special reasons, they may vote according to the normal procedures after the Company has obtained consent of the competent authority. Detailed explanation shall be given in the announcement regarding the resolutions passed at the general meeting.

A connected transaction referred to in the preceding paragraph refers to an event whereby a transfer of resources or obligations takes place between connected parties, regardless of whether a consideration is paid, for instance:

(1) the sale or purchase of merchandise;

(2) the sale or purchase of assets other than merchandise;

(3) outside investment, including entrust finance and entrust loans, etc;

(4) provision of financial assistance;

(5) provision of guarantees, excluding counter guarantees;

(6) lease-in/lease-out of assets;

(7) assets and business management trust;

(8) giving or being given assets;

(9) credit and debt restructuring;

(10) signing of license agreements;

(11) transfer or receipt of research and development projects;

(12) the provision or receipt of labor services;

(13) sale trust;

(14) joint investment by connected parties.

(15) other events whereby a transfer of resources or obligations takes place through agreement, or other transactions deemed by securities exchange institutions.

The following transactions with connected parties may be exempted from resolution and disclosure as connected transactions without violating the regulations, rules or codes formulated and/or implemented from time to time by the regulatory authorities where its shares or securities are listed:

(1) one party subscribes in cash for the shares, corporate bonds and debentures, convertible bonds or other derivatives offered publicly by the other party;

(2) one party, as a member of a underwriting syndicate, underwrites the shares, corporate bonds and debentures, convertible bonds or other derivatives offered publicly by the other party;

(3) a connected party receives dividends, bonuses or remuneration in accordance with a resolution of shareholders’ general meeting of the other party;

(4) connected transactions arising from any party participating in public biddings or auctions, etc;

(5) other transactions deemed by securities exchange institute.

A connected shareholder shall voluntarily abstain from voting and surrender his voting rights in the shareholders’ general meeting. In the event that a connected shareholder does not voluntarily abstain from voting, the chairman of the meeting shall request the connected shareholder to abstain from voting. In case where the chairman needs to abstain from voting, the vice-chairman or other directors shall request the chairman and other connected shareholders to abstain from voting. Any shareholder who does not need to abstain from voting may request connected shareholders to abstain from voting.

Should a shareholder being requested to abstain from voting or other shareholders object to the nature of the connected transaction and the disclosure of interest, abstention from voting and surrender of voting rights in the meeting arising therefrom, an extraordinary board meeting of the directors who do not need to abstain from voting may be sought to resolve the matter. Such resolution shall be final. Should the dissenter still have an objection, he may file a complaint to the agency of the Securities Regulatory Commission or seek to solve the case in other ways after the shareholders’ general meeting.”

ARTICLE 84 Shareholders calling for an extraordinary general meeting or a class meeting shall follow the following procedures:

(1) Shareholder(s) severally or jointly holding for more than ninety (90) consecutive days an aggregate of 10 per cent or more of the shares carrying the right to vote at the proposed meeting may sign one or more written request(s) requiring the board of directors to convene an extraordinary general meeting or a class meeting and stating the object of the meeting therein. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting or a class meeting thereof after receiving such request.

The number of shares held by the above shareholders shall be calculated as at the date of such request, and evidence of holding the Company’s shares for more than ninety (90) consecutive days shall be provided to the Company.

(2) If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of receipt of such request, the supervisory committee shall promptly convene an extraordinary general meeting or a class meeting thereof. If the supervisory committee fails to issue a notice convening such meeting within thirty (30) days, the shareholders making such request may themselves convene such a meeting by such procedures as similar as possible as that in which shareholders’ meetings are to be convened by the board of directors within four (4) months from the date of receipt of such request by the board of directors.

Any expenses reasonably incurred by such shareholders as a result of convening any such meeting due to the failure of the board of directors in convening such meeting shall be repaid to such shareholders by the Company and any sum so repaid shall be offset against any sum owed by the Company to the directors in default.

ARTICLE 85 The Chairman of the board of directors shall convene and take the chair of every shareholders’ general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors shall convene and take the chair of the meeting. If both the Chairman and vice chairman of the board of directors are unable to attend the meeting, then a director of the Company shall be recommended by more than half of the members of the board to convene and take the chair of the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose one person to be the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including proxy) present in person or by proxy and holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

ARTICLE 86 The conclusion of the on-site meeting shall not be earlier than the closing time of online voting or other methods. The chairman of the meeting shall be responsible for the determination of whether a resolution is passed. His decision, which is final and conclusive, shall be announced at the meeting and recorded in the minutes of meeting.

Before the formal announcement of the voting result, the related parties including companies, vote counters, scrutineers, major shareholders and network service providers at the meeting or participating in online voting or other methods of voting, shall bear the duty of confidentiality of the voting.

ARTICLE 87 If the chairman of the meeting has any doubt as to the result of a resolution put to the vote of the meeting, he may have the votes counted. If the chairman of the meeting fails to have the votes counted, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may demand that the votes be counted immediately after the declaration of the result, the chairman of the meeting shall have the votes counted immediately.

ARTICLE 88 If the votes are counted at a shareholders’ general meeting, the result of counting of votes shall be recorded in the minutes of the meeting and signed by directors present at the meeting. The minutes of the shareholders’ general meeting shall record the following matters:

(1) the number of shares carrying the right to vote attending the shareholders’ general meeting and its ratio to the total number of shares of the Company;

(2) the date and venue of the meeting;

(3) the name of the chairman of the meeting and the agenda;

(4) the key points of each speaker on each matter for consideration;

(5) the voting result of each resolution;

(6) details of the queries and suggestions of shareholders and the responses or explanations of the board of directors and supervisory committee;

(7) other contents that should be recorded in the minute book as believed by the shareholders’ general meeting and required by these Articles of Association.

The minutes, the signature book of shareholders attending the meeting, the proxy forms and valid information of voting through online and other methods shall be kept at the address of the Company for no less than 10 years.

ARTICLE 89 Copies of the minutes of proceedings of any shareholders’ general meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder demands from the Company a copy of such minutes, the Company shall send a copy of such minutes to him within seven (7) days after having received reasonable charges.

CHAPTER 9: SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS

ARTICLE 90 Those shareholders who hold different types of shares are different classes of shareholders.

Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be shareholders of different classes.

A class of shareholders shall, in accordance with laws, administrative regulations and these articles of association, enjoy rights and bear obligations.

ARTICLE 91 Rights conferred on any class of shareholders in the capacity of shareholders (“class rights”) may not be varied or abrogated unless approved by a special resolution of shareholders in general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 89 to 93.

ARTICLE 92 The following circumstances shall be deemed to be variation or abrogation of the class rights of a class:

(1) to increase or decrease the number of shares of such class, or increase or decrease the number of shares of a class having voting or equity rights or other privileges equal or superior to those of the shares of such class;

(2) to effect an exchange of all or part of the shares of such class into shares of another class or to effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class;

(3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of such class;

(4) to reduce or remove a dividend preference or a liquidation preference attached to shares of such class;

(5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of such class;

(6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of such class;

(7) to create a new class of shares having voting or equity right or other privileges equal or superior to those of the shares of such class;

(8) to restrict the transfer or ownership of the shares of such class or add to such restriction;

(9) to allot and issue rights to subscribe for, or convert into, shares in the Company of such class or another class;

(10) to increase the rights and privileges of shares of another class;

(11) to restructure the Company where the proposed restructuring will result in different classes of shareholders bearing a disproportionate burden of such proposed restructuring;

(12) to vary or abrogate the provisions of this Chapter.

ARTICLE 93 Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’ general meetings, shall nevertheless have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 88, but interested shareholder(s) shall not be entitled to vote at class meetings.

The meaning of “interested shareholder(s)” as mentioned in the preceding paragraph is:

(1) in the case of a repurchase of shares by offers to all shareholders or public dealing on a stock exchange under Article 30, a “controlling shareholder” within the meaning of Article 53;

(2) in the case of a repurchase of share by an off-market contract under Article 30, a holder of the shares to which the proposed contract relates;

(3) in the case of a restructuring of the Company, a shareholder within a class who bears less than a proportionate obligation imposed on that class under the proposed restructuring or who has an interest different from the interest of shareholders of that class.

ARTICLE 94 Resolutions of a class meeting of shareholders shall be passed only by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting in accordance with Article 89.

Where any shareholder is, under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, required to abstain from voting on a particular resolution in a class meeting or restricted to voting only in favor of or against any particular resolution in a class meeting, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

Article 95 A written notice of a class meeting shall be given by way of public notice or other means specified under these articles of association (if necessary) at least forty-five (45) days before the date of the class meeting to notify all shareholders whose names are shown in the share register of the class of the matters to be considered, the date and venue of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply concerning his attendance at the class meeting to the Company twenty (20) days before the date of the class meeting.

If the number of shares carrying voting rights at the meeting represented by the shareholders who intend to attend the class meeting reaches more than one half of the voting shares at the class meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the date and the place for the class meeting. The Company may then hold the class meeting after such publication of notice.

ARTICLE 96 Notice of class meetings need only be served on shareholders entitled to vote thereat.

Meetings of any class of shareholders shall be conducted in a manner as similar as possible to that of general meetings of shareholders. The provisions of these articles of association relating to the manner to conduct any shareholders’ general meeting shall apply to any meeting of a class of shareholders.

ARTICLE 97 The special procedures for voting at a class of shareholders shall not apply to the following circumstances:

(1) where the Company issues, upon the approval by a special resolution of its shareholders in general meeting, either separately or concurrently once every twelve months, not more than 20 per cent of each of its outstanding Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares;

(2) where the Company’s plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the Securities Committee of the State Council.

CHAPTER 10: BOARD OF DIRECTORS

ARTICLE 98 The Company shall establish a board of directors. The board shall consist of 9 directors. The board shall have one Chairman.

ARTICLE 99 Directors shall be elected at the shareholders’ general meeting and serve a term of 3 years. A director may serve consecutive terms if re-elected upon the expiration of his term.

The written notice of an intention to nominate a candidate of director and that of a willingness to accept the nomination by the candidate shall be delivered no earlier than the day after the dispatch of the notice of the meeting for election of the relevant director and end no later than 7 days prior to the date of such meeting.

The Chairman of the board shall be elected and removed by the approval of more than half of all the directors of the board.

The Chairman of the board shall serve a term of 3 years and may serve consecutive terms if re-elected upon the expiration of his term.

Subject to compliance with relevant laws and regulations, any director may be removed by ordinary resolution before the expiration of his term of office (but without prejudice to any claim for damages under any contract).

The directors shall not be required to hold shares of the Company.

ARTICLE 100 The directors of the Company shall include independent directors and at least one-third of the board members shall be independent directors.

An independent director is a director who does not act in other capacities in the Company other than as a director, and who does not have any relationship with the Company or its substantial shareholders which may affect the director in making independent and objective judgment.

(1) The board of directors, supervisory committee of the Company or shareholders, individually or jointly, holding 1 per cent or more of the issued shares of the Company may nominate a candidate as independent director. Independent directors shall be elected at the shareholders’ general meeting.

Independent directors shall serve a term of 3 years. A director may serve consecutive terms if re-elected upon the expiration of his term. However, an independent director shall not consecutively hold the office for more than six years.

(2) The board of directors may propose to the shareholders’ general meeting to remove any independent director who is absent from the board meetings for three consecutive times. Except where a person shall not act as a director as stipulated in the Company Law, an independent director shall not be removed before expiration of office without reason. In the event of early removal from office, the Company shall disclose the same as a special disclosure matter. Should the independent director being removed from office consider the reason of removal to be improper, a public statement may be made.

(3) An independent director may resign before the expiration of his term. The independent director shall submit a written resignation to the board of directors, and state any matter that is related to his resignation or which he considers it necessary that the attention of the shareholders and creditors of the Company should be drawn to. Should the resignation of the independent director cause the ratio of independent directors in the board of directors of the Company to fall below one-third, the resignation of the independent director shall become effective after the vacancy is filled by the succeeding independent director.

(4) An independent director shall have the following special duties:

A. a connected transaction of which the total consideration accounts for more than 5 per cent of the latest audited net asset value of the Company shall be approved by the independent directors before submission to the board of the directors for discussion;

B. to propose to the board of directors any engagement or removal of accountants;

C. to propose to the board of directors the convening of an extraordinary general meeting;

D. to propose the convening of a board meeting;

E. to engage external auditors or consultants independently;

F. should a matter proposed for discussion at a shareholders’ general meeting by the board require independent financial report by an independent financial adviser, the independent financial adviser shall be engaged by the independent directors;

G. to make a call for voting rights to the shareholders before the shareholders’ general meeting;

H. to make independent opinions on significant events of the Company.

To exercise the above duties, independent directors shall obtain approval of more than half of all independent directors.

ARTICLE 101 To ensure that the independent directors can effectively perform their duties, the Company shall provide to the independent director with the necessary working conditions as follows:

(1) The Company shall ensure that the independent directors enjoy equal rights to information as other directors. In respect of any significant matter subject to board decision, the Company shall give prior notice to the independent directors within the prescribed time and provide them with adequate information at the same time. Should the independent directors consider the information to be inadequate, they may request for supplementary information. In the case where 2 or more independent directors consider the information to be inadequate or the grounds to be unclear, they may propose jointly in writing to postpone the board meeting or delay the discussion of the relevant matters by the board of the directors. Such proposal shall be accepted by the board of directors.

(2) The Company shall provide the independent directors with the necessary working conditions for the discharge of their duties. The secretary to the board of directors of the Company shall actively assist the independent directors with their discharge of duties, including briefing on the situation and provision of materials, etc..

(3) When the independent directors perform their duties, the relevant staff of the Company shall actively coordinate with them, and shall not refuse, hinder or conceal, and shall not interfere with their independence in discharging their duties. The Company shall make disclosure where the proposals of independent directors are not accepted or their duties cannot be performed.

(4) The fees required for the engagement of intermediaries and discharge of other duties by the independent directors shall be borne by the Company.

(5) The Company shall offer appropriate allowances to the independent directors. The budget for the level of allowances shall be formulated by the board of directors and approved at a shareholders’ general meeting. Apart from the above allowances, the independent directors shall not obtain other additional or undisclosed benefits from the Company and its substantial shareholders or an institution in which the independent directors have interests and its staff.

(6) The Company may establish a compulsory liability insurance system of the independent directors according to its needs.

ARTICLE 102 An independent director shall fulfill the following requirements:

(1) possesses the qualifications as an independent director of a listed company in accordance with the laws, regulations and other related requirements;

(2) satisfies the criteria of independence as stipulated in laws, administrative regulations and regulatory documents;

(3) has basic knowledge of the operations of a listed company, and is familiar with the relevant laws, administrative regulations, regulations and rules;

(4) possesses more than 5 years’ working experience in practicing law, finance or possess other experience necessary for discharging the duties as an independent director;

(5) other requirements as specified in these articles of association.

The following persons shall not act as an independent director:

(1) an employee of the Company or its subsidiaries and his/her direct relatives and main social relations (direct relatives include spouse, parents and children while main social relations include siblings, parents-in-law, sons/daughters-in-law, spouses of siblings, siblings of spouse);

(2) a natural person shareholder holding, directly or indirectly, more than 1 per cent of the shares of the Company in issue or being a top 10 shareholder of the Company and his/her direct relatives;

(3) an employee of a corporate shareholder directly or indirectly holding more than 5 per cent of the shares of the Company or an employee of any of the top 5 corporate shareholders, and his/her direct relatives;

(4) any person who falls within any of the above 3 categories in the most recent year;

(5) any person who provides financial, legal, consultation services to the Company or its subsidiaries or an employee of such relevant institutions;

(6) other persons stipulated by the law, rules and other regulations.

ARTICLE 103 The board of directors is responsible to the shareholders’ general meeting and exercises the following powers:

(1) to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders’ general meeting;

(2) to implement the resolutions of the shareholders’ general meetings;

(3) to decide on the Company’s business plans and investment plans;

(4) to formulate the Company’s annual preliminary and final financial budgets;

(5) to formulate the Company’s profit distribution plans and plan for making up losses;

(6) to formulate proposals for increases or reductions in the Company’s registered capital and the issue of debentures of the Company;

(7) to draw up plans for the merger, division or dissolution of the Company;

(8) to formulate proposals for the establishment of strategy, audit, nomination, remuneration, appraisal and other special committees of the board of directors;

(9) to decide on the establishment of the Company’s internal management structure;

(10) to appoint or dismiss the Company’s general manager, and pursuant to the general manager’s nominations to appoint or dismiss the deputy general manager and other senior management (including the financial controller) of the Company and decide on their remunerations;

(11) to establish the Company’s basic management system;

(12) to formulate proposals for any amendments to the Company’s articles of association;

(13) to exercise any other powers conferred by these articles of association or the shareholders’ general meetings.

Except the board of directors’ resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (12) of this Article which shall be passed by more than two-thirds of the directors, the board of directors’ resolutions in respect of all other matters may be passed by more than one half of the directors.

The board of directors may formulate rules governing decision making in respect of the financial and investment management of the Company, the formulation of or amendment to such rules shall be passed by more than two-thirds of the directors (at least one of them shall be a non-executive director).

The directors connected with the subject of matters to be resolved at the meeting of the board of directors shall not vote on such resolution either in person or on behalf of any other director. The meeting of the board of directors may be held with more than half of the unconnected directors attending the meeting. The resolutions at the meeting of the board of directors shall be approved by more than half of the unconnected directors except the special resolutions that shall be passed by more than two thirds of the unconnected directors as stipulated in these articles of association. Where the number of unconnected directors attending the meeting of the board of directors is less than three, the board shall submit the matter to the shareholders’ general meeting for consideration.

ARTICLE 104 The board of directors of the Company shall stringently control the paying off of the Company’s capital appropriated by a connected party with non-cash assets. In the event that a connected party intends to pay off the Company’s capital appropriated by it with non-cash assets, the following provisions shall be observed:

(1) the assets used for compensation shall belong to the same business system of the Company. They should help enhance the Company’s independence and core competitiveness and minimize connected transactions. They shall not be assets which have not yet been put into operation or have no objective and clear net book values;

(2) the Company shall engage intermediaries with relevant securities and futures business qualifications to conduct a valuation on the assets which can be used to pay off liabilities. The value of the assets or the audited net book values of the assets to be used for paying off the liabilities shall be used to determine the basis of pricing. However, the final consideration shall not prejudice the interests of the Company, and shall be discounted after full consideration is given to the present value of the capital appropriated;

(3) the independent directors shall express independent opinion on the proposal of paying off of liabilities using assets by the connected party of the Company. They may engage intermediaries with relevant securities and futures business qualifications to issue an independent financial adviser report;

(4) the proposal of paying off of liabilities using assets by the connected party of the Company shall be submitted to China Securities Regulatory Commission for approval;

(5) the proposal of paying off of liabilities using assets by the connected party of the Company shall be subject to consideration and approval at a shareholders’ general meeting in which the connected shareholders shall abstain from voting.

ARTICLE 105 All directors of the Company shall cautiously handle and stringently control the risk of external debt. They shall be held responsible for the losses resulting from an external guarantee given in violation of the regulations or an irregular external guarantee in accordance with the laws. The controlling shareholder and other connected parties shall not compel the Company to provide a guarantee to third parties.

When providing external guarantee, the Company shall comply with the following provisions:

(1) the subject of an external guarantee provided by the Company shall have a bank credit rating of an AA grade and shall not have any bad credit record with a bank;

(2) resolutions in respect of the Company’s external guarantee shall be passed by more than two-third of all directors; those beyond the authority of the board of directors shall be proposed to a shareholders’ general meeting for approval;

(3) the guarantees provided for shareholders, effective controller and connected parties thereof shall be considered and approved at the shareholders’ general meeting;

(4) no guarantee shall be directly or indirectly provided for debts of any party whose asset-liability ratio is above 70 per cent;

(5) the total amount of external guarantees shall not exceed 5 per cent of the net asset value as stated in the Company’s consolidated financial statements for the latest accounting year;

(6) the provision of a counter-guarantee shall be requested from the other party in respect of an external guarantee, and the person providing the counter-guarantee shall have actual ability to assume the obligations;

(7) the Company shall strictly observe the relevant provisions for the faithful discharge of the obligations of information disclosure in respect of the external guarantee. It should also honestly provide the information on all external guarantees to the registered accountant as required.

Any external guarantee subject to approval at the shareholders’ general meeting shall be considered and approved at the meeting of the board of directors before being submitted to the shareholders’ general meeting. Where the resolution on the guarantee provided for shareholders, effective controller or connected parties thereof is being considered at the shareholders’ general meeting, the shareholder or the shareholder controlled by the effective controller shall not vote on the resolution. The resolution shall be passed by more than half of the voting rights represented by the other shareholders attending the shareholders’ general meeting.

The independent directors of the Company shall make specific statements in respect of the Company’s accumulated and current external guarantees and the situation in respect of the compliance with the above provisions in the annual report, and express independent opinion.

The board of directors shall set the boundaries for making risky investments with the Company’s assets, and establish stringent review and decision-making procedures. Evaluation by relevant experts and professionals shall be organized for significant investment projects, and approval shall be sought at a shareholders’ general meeting.”

ARTICLE 106 The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33 per cent of the value of the Company’s fixed assets as shown in the last balance sheet placed before the shareholders in general meeting.

For the purpose of this Article, disposition includes an act involving the transfer of an interest in assets but does not include the provision of fixed asset by way of security.

The validity of a disposition of fixed assets by the Company shall not be affected by the breach of the first paragraph of this Article.

ARTICLE 107 The board of directors shall carry out its duties in compliance with the laws, administrative regulations, these articles of association and resolutions of the shareholders’ general meetings.

ARTICLE 108 The Chairman of the board of directors shall exercise the following powers:

(1) to preside over shareholders’ general meetings and to convene and preside over meetings of the board of directors;

(2) to check on the implementation of resolutions of the board of directors;

(3) to sign the securities certificates issued by the Company;

(4) to exercise other powers conferred by the board of directors.

When the Chairman is unable to exercise his powers, the Chairman may designate a director to exercise such powers on the Chairman’s behalf.

Article 109 Meetings of the board of directors shall be held at least four times every year and convened by the Chairman of the board of directors. Notice of the meeting shall be served on all of the directors and supervisors at least fourteen (14) days before the date of the meeting. Upon request of shareholders representing more than one-tenth of the shares carrying the right to vote, or, one-third or more of the directors, the Chairman, the supervisory committee or the general manager, an extraordinary meeting of the board of directors may be convened. The Chairman shall convene and preside at the extraordinary meeting of the board of directors within ten (10) days from the receipt of such request.

Article 110 Notice of meetings of the board of directors shall be given in the following manner:

(1) The Chairman of the board of directors shall notify all directors and supervisors of the time and venue of the meeting by telex, telegram, fax, speed post, registered mail or personal delivery at least fourteen (14) days prior to the meeting.

(2) Notice shall be written in Chinese and, with an English version when necessary, together with an agenda of the relevant meeting of the board of directors. Any director may waive his right to receive notice of the meeting of the board of directors.

ARTICLE 111 Any regular or extraordinary meeting of the board of directors may be held by means of conference telephone or similar communication equipment. So long as all directors participating in such meeting can clearly hear and communicate with each other, all such directors shall be deemed to be present in person at such meeting.

ARTICLE 112 A meeting of the board of directors shall be held only if more than half of the directors (including any director present by proxy as stipulated in Article 113 thereafter) are present at the meeting.

Each director shall have one vote. Unless otherwise provided in these Articles of Association, resolutions of the board of directors shall be passed by a simple majority of the directors.

Where a director is interested in any resolution proposed at a board meeting, such director shall not be present at such meeting and shall not have the right to vote. Such director shall not be counted in the quorum of such meeting.

ARTICLE 113 Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may make another director his proxy at the meeting by a written power of attorney. The power of attorney shall set out the scope of the authority.

A director acting as the proxy of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

In respect of any matter requiring the resolution of any extraordinary meeting of the board of directors, a resolution approved in writing by at least such number of directors as may be required pursuant to Article 96 of these articles of association after the proposed resolution has been reduced into writing and delivered to all directors, shall be deemed to be a valid resolution and a board meeting shall be dispensed with.

ARTICLE 114 The board of directors shall keep minutes of resolutions on matters discussed at meetings. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the law, administrative regulations or these articles of association and results in the Company sustaining serious losses, the directors participating in the adoption of such resolution shall be liable for compensating the Company. However, if it can be proven that a director expressly objected to such resolution when such resolution was voted on, and that such objection is recorded in the minutes of the meeting, such director may be released from such liability.

CHAPTER 11: SECRETARY OF THE BOARD OF DIRECTORS

ARTICLE 115 The Company shall have a secretary of the board of directors who shall be a senior administrative officer of the Company.

ARTICLE 116 The secretary to the board of directors of the Company shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are:

(1) to organize and prepare for shareholders’ general meetings and meetings of the board of directors of the Company;

(2) to keep documents and records of shareholders’ general meetings and meetings of the board of directors; to ensure that the Company prepares and delivers those reports and documents required by any competent authorities in accordance with the law, and that persons entitled to receive the Company’s records and documents receive such records and documents without delay;

(3) to maintain information of the shareholders of the Company and to ensure that the Company’s registers of shareholders are properly maintained;

(4) to handle information disclosure issues.

ARTICLE 117 A director or other senior administrative officer of the Company may hold the office of the secretary of the board of directors concurrently. The accountant(s) of the certified public accounting firm retained by the Company shall not act as the secretary of the board of directors.

Provided that where the office of secretary is held concurrently by a director, and an act shall be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in dual capacity.

CHAPTER 12: GENERAL MANAGER

ARTICLE 118 The Company shall have one general manager, who shall be appointed and dismissed by the board of directors. The Company shall have a number of deputy general managers who should assist the general manager in his work. The term of office of the general manager and deputy general managers is three (3) years and renewable upon re-election and reappointment.

ARTICLE 119 The general manager shall be accountable to the board of directors and exercise the following functions and powers:

(1) to be in charge of the Company’s production, operation and management and to organize the implementation of the resolutions of the board of directors;

(2) to organize the implementation of the Company’s annual business plan and investment plan;

(3) to draft plans for the establishment of the Company’s internal management structure;

(4) to establish the Company’s basic management system;

(5) to formulate basic rules and regulations of the Company;

(6) to propose the appointment or dismissal of the Company’s deputy general manager(s) and other senior administrative officers;

(7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

(8) to determine rewards and punishments, promotion and demotion, increase and decrease of salaries, recruitment, appointment, termination of employment and dismissal of the staff and workers of the Company;

(9) other powers conferred by these articles of association and the board of directors.

ARTICLE 120 The general manager and deputy general managers shall be present at meetings of the board of directors. However, the general manager and the deputy general manager shall have no voting rights at the meetings unless they are also directors.

ARTICLE 121 The general manager and deputy general managers shall not, in exercising their powers, vary the resolutions of shareholders’ general meetings and those of the board of directors or exceed the scope of their authorities.

ARTICLE 122 The general manager and deputy general managers, in performing their functions and powers shall act honestly and, diligently and in accordance with laws, administrative regulations and these articles of association.

CHAPTER 13: SUPERVISORY COMMITTEE

ARTICLE 123 The Company shall have a supervisory committee.

ARTICLE 124 The supervisory committee shall be composed of 5 to 7 supervisors. The term of office of supervisors shall be three (3) years renewable upon re-election and re-appointment.

The supervisory committee shall have one chairman who is subject to election or removal with the consent of two thirds or more of the members of the supervisory committee.

The term of office of the chairman shall be three (3) years renewable upon re-election and re-appointment.

ARTICLE 125 The supervisory committee shall comprise of representatives of shareholders and representatives of staff and workers of the Company. The proportion of the latter shall not be less than one-third of the supervisory committee. Representatives of shareholders shall be elected or removed by the shareholders at a general meeting. Representatives of staff and workers shall be elected democratically by the staff and workers at a meeting of the representatives of staff and workers, staff and workers’ meeting or through other channels.

ARTICLE 126 The directors, general manager, deputy general managers and other senior administrative officers shall not act concurrently as supervisors.

ARTICLE 127 Meetings of the supervisory committee shall be held at least once every six months, and shall be convened and presided by the chairman of the supervisory committee. If the chairman cannot or fails to perform his/her duties, the meeting of the supervisory committee shall be convened and presided by one supervisor elected by over half the number of the supervisors. Supervisor(s) may propose to convene extraordinary meetings of the supervisory committee.

The supervisory committee shall record the decisions on the matters discussed, which shall be signed by supervisors present at the meeting.

ARTICLE 128 The supervisory committee shall be accountable to the shareholders’ general meeting and shall exercise the following duties and powers in accordance with laws:

(1) to inspect the Company’s financial position;

(2) to monitor the performance of duties of the directors, general manager, deputy general managers and other senior management and to propose the dismissal of directors, general manager, deputy general managers and other senior management who contravene any law, administrative regulations, these Articles of Association or the resolution of shareholders’ general meetings;

(3) to require the directors, general manager, deputy general managers and other senior management to rectify such breach when the acts of such persons prejudice the Company’s interest;

(4) to propose the convening of an extraordinary general meeting, and to convene and hold the shareholders’ general meetings if the board of directors fails to perform such duties as stipulated in the Company Law;

(5) to propose motions to shareholders’ general meetings;

(6) to lodge a complaint against the directors, general manager, deputy general manager and other senior management in accordance with Article 151 of the Company Law.

Supervisors may attend meetings of the board of directors and raise queries or give advice on the resolutions of the board of directors.

ARTICLE 129 Resolutions of the supervisory committee shall be passed by two-thirds or more of all of its members.

ARTICLE 130 The supervisory committee may conduct investigation if they find the operation of the Company unusual; and may engage professionals such as lawyers, certified public accountants or practicing auditors to assist if necessary. All reasonable fees so incurred shall be borne by the Company.

ARTICLE 131 A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and these articles of association.

CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS,

GENERAL MANAGER, DEPUTY GENERAL MANAGERS AND OTHER SENIOR

ADMINISTRATIVE OFFICERS OF THE COMPANY

ARTICLE 132 A person may not serve as the director, supervisor, general manager, deputy general manager or any other senior management of the Company under any of the following circumstances:

(1) a person who has no civil capacity or has restricted civil capacity;

(2) a person who has committed an offence of corruption, bribery, embezzlement of property, misappropriation of property or sabotaging the order of socialist market economy and has received a criminal sentence because of committing such an offence; or who has been deprived of his political rights because of committing an offence, in each case where less than five (5) years have elapsed since the date of the completion of the execution of his sentence;

(3) a person who was previously the director, factory manager or manager of a company or enterprise which was insolvent and liquidated and who was personally liable for the insolvency of such company or enterprise, where less than three (3) years have elapsed since the date of the completion of the insolvency and liquidation of such company or enterprise;

(4) a person who was previously the legal representative of a company or enterprise which had its business license revoked and was ordered to cease its business due to violation of the law and who was personally liable for the revocation, where less than three (3) years have elapsed since the date of the revocation of the business license of such company or enterprise;

(5) a person who has a relatively large amount of debts due and outstanding;

(6) a person who is under criminal investigation or prosecution by judicial organs for violation of criminal law which is not yet concluded;

(7) a person who is not eligible for enterprise leadership under the requirements of the laws and administrative regulations;

(8) not a natural person;

(9) a person who is convicted of contravention of provisions of relevant securities regulations by a relevant competent authority, and such conviction involves a finding that he has acted fraudulently or dishonestly, where less than five (5) years have elapsed since the date of the conviction.

Any election, appointment or engagement of a director, supervisor, general manager, deputy general manager or any other senior management in violation of the preceding paragraph shall be invalid.

The Company shall dismiss any director, supervisor, general manager, deputy general manager or any other senior management who falls within any of the circumstances set out in the first paragraph of this Article during his term of office.

ARTICLE 133 The validity of an act of the director, general manager, deputy general manager or other senior administrative officer on behalf of the Company is not, vis-a-vis a bona fide third party, affected by any irregularity in his office, election or any defect in his qualification.

ARTICLE 134 In addition to the obligations imposed by laws, administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, each of the Company’s directors, supervisors, general manager, deputy general other senior administrative offices owes the following obligations to each shareholder, in the exercise of the functions and powers the Company conferred on him:

(1) not to cause the Company to exceed the scope of business stipulated in its business license;

(2) to act honestly in the best interest of the Company;

(3) not to expropriate in any guise the Company’s property, including (without limitation) usurpation of opportunities advantageous to the Company;

(4) not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save pursuant to a restructuring of the Company submitted to shareholders for approval in accordance with these articles of association.

ARTICLE 135 Each of the Company’s directors, supervisors, general manager, deputy general manager and other senior administrative officers owes a duty, in the exercise of his powers and discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

ARTICLE 136 Each of the Company’s directors, supervisors, general manager, deputy general manager and other senior administrative officers shall exercise his powers or carry on his duties in accordance with the principle of fiduciary; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:

(1) to act honestly in the best interests of the Company;

(2) to exercise powers within the scope of his powers and not to exceed those powers;

(3) to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in general meeting, not to delegate the exercise of his discretion;

(4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5) except in accordance with these articles of association or with the informed consent of shareholders given in general meeting, not to enter into any contract, transaction or arrangement with the Company;

(6) without the informed consent of shareholders given in general meeting, not to use the Company’s property for his own benefit;

(7) not to exploit his position to accept bribes or other illegal income or expropriate the Company’s property by any means, including (without limitation) opportunities advantageous to the Company;

(8) without the informed consent of shareholders given in general meeting, not to accept commissions in connection with the Company’s transactions;

(9) to abide by these articles of association, execute his official duties faithfully and protect the Company’s interests, and not to exploit his position and power in the Company to advance his own private interests;

(10) not to compete with the Company in any way unless with the informed consent of shareholders given in general meeting;

(11) not to misappropriate the Company’s funds or lend such funds to others, not to open accounts in his own name or other names for the deposit of the Company’s assets and not to provide a guarantee for debts of a shareholder of the Company or other individual(s) with the Company’s assets;

(12) unless otherwise permitted by informed shareholders in general meeting, to keep in confidence information acquired by him in the course of and during his tenure and not to use the information other than in furtherance of the interests of the Company, save that disclosure of such information to the court or other governmental authorities is permitted if:

(i) disclosure is made under compulsion of law;

(ii) the interests of the public require disclosure;

(iii) the interests of the relevant director, supervisor, general manager, deputy general manager or other senior administrative officer require disclosure.

ARTICLE 137 Each director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company shall not cause the following persons or institutions (“associates”) to do what he is prohibited from doing:

(1) the spouse or minor child of that director, supervisor, general manager, deputy general manager or other senior administrative officer;

(2) a person acting in the capacity of trustee of that director, supervisor, general manager, deputy general manager or other senior administrative officer or any person referred to in the preceding sub-paragraph (1);

(3) a person acting in the capacity of partner of that director, supervisor, general manager, deputy general manager or other senior administrative officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

(4) a company in which that director, supervisor, general manager, deputy general manager or other senior administrative officer, alone or jointly with one or more persons referred to in sub-paragraphs (1), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior administrative officers have a de facto controlling interest;

(5) the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the controlled company referred to in the preceding sub-paragraph(4); and

(6) any associates as defined in the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong limited.

ARTICLE 138 The fiduciary duties of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidence in relation to trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as fairness may require depending on the time lapse between the termination and the act concerned and the circumstances under which the relationships between them and the Company are terminated.

ARTICLE 139 Subject to Article 52, a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company may be relieved of liability for specific breaches of his duty by the informed consent of shareholders given at a general meeting.

ARTICLE 140 Where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

Unless the interested director, supervisor, general manager, deputy general manager or other senior administrative officer discloses his interests in accordance with the preceding paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, general manager, deputy general manager or other senior administrative officer is not counted in the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, general manager, deputy general manager or other senior administrative officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto acting without notice of the breach of duty by the interested director, supervisor, general manager, deputy general manager or other senior administrative officer.

For the purposes of this Article, a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is deemed to be interested in a contract, transaction or arrangement in which an associate of him is interested.

ARTICLE 141 Where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company gives to the board of directors a general notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements of any description which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such general notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration on behalf of the Company.

ARTICLE 142 The Company shall not in any manner pay taxes for or on behalf of a director, supervisor, general manager, deputy general manager or other senior administrative officer.

ARTICLE 143 The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company or of the Company’s holding company or any of their respective associates. However, the following transactions are not subject to such prohibition:

(1) the provision by the Company of a loan or a guarantee of a loan to a company which is a subsidiary of the Company;

(2) the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds to any of its directors, supervisors, general manager, deputy general managers and other senior administrative officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in general meeting;

(3) the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager, deputy general managers and other senior administrative officers or their respective associates in the ordinary course of its business on normal commercial terms, provided that the ordinary course of business of the Company includes the lending of money or the giving of guarantees.

ARTICLE 144 A loan made by the Company in breach of the preceding Article shall be forthwith repayable by the recipient of the loan regardless of the terms of the loan.

ARTICLE 145 A guarantee for repayment of loan provided by the Company in breach of Article 135 shall not be enforceable against the Company, unless:

(1) when providing the guarantee in connection with a loan to an associate of any of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company or of the Company’s holding company, the lender did not know the relevant circumstances; or

(2) the collateral provided by the Company has been lawfully disposed of by the lender to a bona fide purchaser.

ARTICLE 146 For the purposes of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the performance of obligations by the obligor.

ARTICLE 147 In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in breach of his duties to the Company, the Company has a right to:

(1) claim damages from the director, supervisor, general manager, deputy general manager or other senior administrative officer in compensation for losses sustained by the Company as a result of such breach;

(2) rescind any contract or transaction entered into by the Company with the director, supervisor, general manager, deputy general manager or other senior administrative officer or with a third party (where such third party knows or should know that there is such a breach of duties by such director, supervisor, general manager, deputy general manager or other senior administrative officer);

(3) demand the surrender of the profits made by the director, supervisor, general manager, deputy general manager or other senior administrative officer in breach of his duties;

(4) recover any monies received by the director, supervisor, general manager, deputy general manager or other senior administrative officer which should have been received by the Company, including (without limitation) commissions; and

(5) demand a refund of the interest earned or which may have been earned by the director, supervisor, general manager, deputy general manager or other senior administrative officer on the monies that should have been paid to the Company.

ARTICLE 148 The Company shall, with the prior approval of shareholders in general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:

(1) emoluments in respect of his service as director, supervisor or senior administrative officer of the Company;

(2) emoluments in respect of his service as director, supervisor or senior administrative officer of any subsidiary of the Company;

(3) emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

(4) payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

Except under a contract entered into in accordance with the foregoing, no proceedings may be brought by a director or supervisor against the Company for any benefit due to him in respect of the matters mentioned in this Article.

ARTICLE 149 The contract concerning the emoluments of the directors or supervisors of the Company between the Company and its directors or supervisors should provide that in the event of a takeover of the Company, the Company’s directors and supervisors shall, subject to the prior approval of the shareholders in general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. A takeover of the Company referred to in this paragraph means any of the following:

(1) an offer made by any person to the general body of shareholders;

(2) an offer made by any person with a view to the offeror becoming a “controlling shareholder” as stipulated in Article 53.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of the said offer made. The expenses incurred in distributing that sum pro rata amongst those persons shall be borne by the relevant director or supervisor and not paid out of that sum.

ARTICLE 150 When any of the circumstances in Article 146 of the Company Law occurs to a director and where the director is prohibited from participating in the securities market by the China Securities Regulatory Commission, the board of directors shall immediately suspend the relevant director’s duties from the date on which the board of directors becomes aware of the occurrence of such event and shall propose to the shareholders’ general meeting to dismiss such director.

When any of the circumstances in Article 146 of the Company Law occurs to a supervisor and where the supervisor is prohibited from participating in the securities market by the China Securities Regulatory Commission, the supervisory committee shall immediately suspend the relevant supervisor’s duties from the date on which the supervisory committee becomes aware of the occurrence of such event and shall propose to the shareholders’ general meeting to dismiss such supervisor.

When any of the circumstances in Article 146 of the Company Law occurs to a general manager, a deputy general manager or any other senior administrative officer and where the general manager, the deputy general manager or any other senior administrative officer is prohibited from participating in the securities market by the China Securities Regulatory Commission, the board of directors shall immediately suspend his or her duties from the date on which the board of directors becomes aware of the occurrence of such event and shall convene a board meeting to dismiss him or her.

CHAPTER 15: FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT DISTRIBUTION

ARTICLE 151 The Company shall establish its financial and accounting systems and internal audit system in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

ARTICLE 152 At the end of each accounting year, the Company shall prepare financial reports which shall be audited by an accounting firm in accordance with the law. The financial reports shall be prepared in accordance with the laws, administrative regulations and the requirements of the finance department of the State Council.

ARTICLE 153 The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports as are required by any laws, administrative regulations or directives promulgated by competent regional and central governmental authorities to be prepared by the Company.

ARTICLE 154 The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of every shareholders’ annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of shareholders.

ARTICLE 155 The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. When the Company is to distribute its after-tax profits, the lower of the after-tax profits as shown in the two financial statements shall be applied.

ARTICLE 156 Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the overseas place where the Company’s shares are listed.

ARTICLE 157 The Company shall publish its financial reports twice every fiscal year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

ARTICLE 158 The Company shall not keep accounts other than those provided by law.

ARTICLE 159 The Company shall implement an internal auditing system, and establish an internal auditing organization or provide internal auditing personnel to undertake the internal auditing and supervision over the Company’s income and expenses and other economic activities under the leadership of the board of directors.

ARTICLE 160 The profit after tax of the Company shall be used in the following manners:

(1) making up for losses;

(2) allocation to the statutory common reserve fund;

(3) allocation to the discretionary common reserve fund upon the approval of shareholders at a general meeting;

(4) payment of dividends in respect of ordinary shares.

The board of directors shall, in accordance with the laws and administrative regulations of the State (if any) and the Company’s operation and development requirements, determine the proportions of profit distributions to items (3) and (4) above subject to approval of shareholders at the general meeting.

The board of directors shall, in accordance with the laws and administrative regulations of the State (if any) and the Company’s operation and development requirements, determine the detail proportions of profit distributions in items (2) to (5) above and submit its determination to the shareholders’ general meeting for approval.

ARTICLE 161 Capital common reserve fund includes the following items:

(1) premium on shares issued at a premium price;

(2) any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

ARTICLE 162 The common reserve fund of the Company shall be applied for the following purposes:

(1) making up for losses;

(2) expansion of the production and operation of the Company;

(3) transfer or increase of capital.

When the Company converts its common reserve fund into capital upon the approval of shareholders at a general meeting, the Company shall either issue new shares to each shareholder in proportion to the number of shares currently held by each shareholder, or increase the par value of each share, provided that the statutory common reserve fund after the conversion may not fall below 25 per cent of the registered capital before such conversion.

The capital common reserve fund may not be used to make up for losses.

ARTICLE 163 The Company may not distribute any dividend before making up for its losses and allocating funds to the statutory common reserve fund.

ARTICLE 164 The policy of profit distribution in the Company shall be as follows:

(1) Based on the principles of offering reasonable investment return to shareholders and meeting reasonable capital requirements of the Company, the Company shall distribute dividends in a proactive manner. The dividends distribution policy of the Company shall be continuous and stable.

(2) Dividends can be paid by way of cash, shares or other ways permitted by law and regulations. If there are no significant investment plans or significant expenses in cash, the Company shall distribute dividends by way of cash.

(3) Under the aforesaid condition of dividends distribution in cash, the Company principally shall distribute dividends in cash once each year and the annual dividend distribution rate shall not be less than 30 percent. Within three consecutive years, the accumulated profits distributed in cash shall be not less than 30 percent of the three-year average annual distributable profits. Unless otherwise stipulated by laws or administrative regulations, the amount of interim dividends distributed shall not exceed 50 percent of the distributable profits as stated in the interim profits statement of the Company. The Company may distribute interim dividends in cash.

(4) Upon occurrence of any illegal appropriation of the Company’s funds by shareholders, the Company shall deduct the cash dividend payable to such shareholders to make up for the funds appropriated by such shareholders.

(5) When it is necessary for the Company to adjust its profit distribution policy, based on the circumstances of production and operation, investment plans and needs of long-term development, the adjusted profit distribution policy shall not violate the provisions of relevant laws and regulations.

(6) The Company shall disclose the information related to implementation of the cash dividend policy and other relevant circumstances in its periodical reports in accordance with relevant provisions.

ARTICLE 165 The profit distribution decision-making procedure and mechanism shall be as follows:

(1) Formulation of and amendment to the profit distribution policy and specific profit distribution plan shall be proposed to the shareholders’ general meeting by the board of directors. In the process of formulating the profit distribution policy and profit distribution plan, the board of directors shall discuss with independent directors, taking full account of a continuous, stable and scientific return to all shareholders of the Company and a sustainable development of the Company. When reviewing the profit distribution policy and specific profit distribution plan at the shareholders’ general meeting, the Company shall communicate and exchange opinions with shareholders, especially minority shareholders in a proactive manner and through various channels, fully consider the advices and appeals from minority shareholders and respond timely to the issues concerned by them.

(2) Formulation of and amendment to the policy of distribution of profits and specific profit distribution plan shall be passed by more than 50% the directors and passed by more than 50% independent directors. The independent directors shall give independent views on the formulation of and amendment to the profit distribution policy and specific profit distribution plan.

(3) Formulation of and amendment to the policy of distribution of profits and specific profit distribution plan shall be proposed to the shareholders’ general meeting. Formulation of and amendment to the policy of distribution of profits shall be passed by more than two-thirds of the voting rights held by the shareholders present at the shareholders’ general meeting. Formulation of and amendment to the specific profit distribution plan shall be passed by more than 50% voting rights held by the shareholders present at the shareholders’ general meeting. When it is necessary for the Company to adjust its profit distribution policy, based on the circumstances of production and operation, investment plans and needs of long-term development, when it is necessary to adjust the policy for profit distribution in cash, the adjustment shall be passed by more than two-thirds of the voting rights held by the shareholders present at the shareholders’ general meeting.

(4) Where the Company make profit in a year but fails to propose to distribute profit in cash for such year, the board of directors shall explain the reasons and the purposes and application plan of the funds not distributed by way of cash dividend in details in annual report. The independent directors shall provide their independent views thereon.

ARTICLE 166 Dividends or other payments declared by the Company to be payable to holders of Domestic-Invested Shares shall be declared and calculated in Renminbi, and paid in Renminbi; and those payable to holders of Overseas-Listed Foreign-Invested Shares shall be declared and calculated in Renminbi, and paid in the local currency at the place where such Foreign-Invested Shares are listed (if there is more than one place of listing, then the principal place of listing as determined by the board of directors).

Foreign currency required by the Company for payment of dividends or other sums to holders of Foreign-Invested Shares shall be handled in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples’ Bank of China for the week prior to the announcement of the payment of dividend or other sums.

ARTICLE 167 The Company shall, in accordance with the People’s Republic of China’s tax law, withhold and make payments on behalf of shareholders in respect of their tax payable on their dividends income.

ARTICLE 168 The Company shall appoint on behalf of the holders of the Overseas-Listed Foreign-Invested shares receiving agents to receive on behalf of such shareholders dividends declared and all other monies owed by the Company in respect of their shares. The receiving agents appointed by the Company shall comply with the relevant requirements of the law of the place and relevant regulations of the stock exchange where the Company’s shares are listed.

The receiving agents appointed on behalf of holders of H Shares shall be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

CHAPTER 16: APPOINTMENT OF ACCOUNTING FIRM

ARTICLE 169 The Company shall engage an independent accounting firm which is qualified under the relevant regulations of the State to audit the Company’s annual financial report and review the Company’s other financial reports.

The first accounting firm of the Company may be engaged by the inaugural meeting of the Company before the first annual general meeting of shareholders and the accounting firm so appointed shall hold office until the conclusion of the first annual general meeting of shareholders.

If the inaugural meeting fails to exercise its powers under the preceding paragraph, those powers shall be exercised by the board of directors.

ARTICLE 170 The accounting firm engaged by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which it is engaged until the conclusion of the next annual general meeting of shareholders.

ARTICLE 171 The accounting firm appointed by the Company shall have the following rights:

(1) A right of access at any time to the books and records and vouchers of the Company, and shall be entitled to require from the directors, general manager, deputy general managers and other senior administrative officers of the Company any relevant information and explanation;

(2) A right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the purposes of discharging its duties;

(3) A right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accounting firm.

ARTICLE 172 Before the convening of the shareholders’ general meeting, the board of directors may fill any casual vacancy in the office of an accounting firm, but while any such vacancy continues, the surviving or continuing firms, if any, may act.

ARTICLE 173 The shareholders in general meeting may by ordinary resolution remove an accounting firm before the expiration of its term of office, notwithstanding the stipulations in the contract between the Company and the firm, but without prejudice to the firm’s right to claim, if any, for damages in respect of such removal.

ARTICLE 174 The remuneration of an accounting firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in general meeting. The remuneration of an accounting firms appointed by the board of directors shall be determined by the board of directors.

ARTICLE 175 The Company’s appointment of, removal of and non reappointment of an accounting firm shall be resolved upon by shareholders in general meeting. The resolution of the shareholders’ general meeting shall be filed with the securities governing authority of the State Council.

Where it is proposed that any resolution be passed at a shareholders’ general meeting concerning the appointment of an accounting firm which is not an incumbent firm to fill a casual vacancy in the office of the accounting firm; re appointment of a retiring accounting firm which was appointed by the board of directors of the Company to fill a casual vacancy; or removal of the accounting firm before the expiration of its term of office, the following provisions shall be complied with:

(1) A copy of the proposal shall be sent before notice of meeting is given to the shareholders to the firm proposed to be engaged or proposing to leave its post or which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

(2) If the firm leaving its post makes representations in writing and requests the Company to notify the shareholders of such representations, the Company shall, unless the representations are received too late:

(i) in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

(ii) attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in these articles of association.

(3) If the firm’s representations are not sent in accordance with the preceding sub-paragraph (2), the relevant firm may (in addition to its right to be heard) require that the representations be read out at the shareholders’ general meeting.

(4) An accounting firm which is leaving its post shall be entitled to attend:

(i) the shareholders’ general meeting at which its term of office would otherwise have expired;

(ii) the shareholders’ general meeting held for the purpose of filling the vacancy caused by its removal; and

(iii) the shareholders’ general meeting convened due to its resignation;

and to receive all notices of, and other communications relating to, any such meetings, and to speak at any such meeting in relation to matters concerning its role as the former accounting firm of the Company.

ARTICLE 176 Prior to the removal or the non-renewal of the appointment of the accounting firm, notice of such removal or non-renewal shall be given to the accounting firm and such firm shall be entitled to make representation at the shareholders’ general meeting. Where the accounting firm proposes resigning its post, it shall make clear to the shareholders’ general meeting whether there has been any impropriety on the part of the Company.

An accounting firm may resign its office by depositing at the Company’s legal residence a written resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice and such notice shall include the following:

(1) a statement to the effect that there are no circumstances connected with its resignation which it considers should be accounted for to the shareholders or creditors of the Company;

(2) a statement of any such circumstances.

Where a written notice is deposited as provided for in the preceding subparagraph, the Company shall within fourteen (14) days thereof send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding subparagraph (2), copies of such statement shall be placed at the Company for shareholders’ inspection. The Company shall also send a copy of such statement by prepaid mail to every holder of Overseas-Listed Foreign-Invested Shares who is entitled to receive the issuer’s financial status report at the address registered in the register of shareholders.

Where the accounting firm’s notice of resignation contains a statement of any circumstances which shall be accounted for to the shareholders or creditors of the Company, it may require the board of directors to convene a shareholders’ interim general meeting for the purpose of receiving its explanation of the circumstances connected with its resignation.

CHAPTER 17: INSURANCE

ARTICLE 177 The effecting, types of coverage, the insured amounts and periods of the Company’s insurance shall be decided at a meeting of the board of directors based on the circumstances of the Company and the practices of similar industries in other countries and the practice and legal requirements in China.

CHAPTER 18: LABOR AND PERSONNEL MANAGEMENT SYSTEMS

ARTICLE 178 The Company shall, in accordance with the relevant provisions of the Labor Law of the People’s Republic of China and other relevant laws or regulations of the State, formulate its labor and personnel management systems which shall be appropriate to its particular circumstances.

CHAPTER 19: TRADE UNION

ARTICLE 179 The employees of the Company may establish a trade union to carry out trade union activities and protect the legal interests of the employees in accordance with the Trade Union Law of the People’s Republic of China. The Company shall provide the trade union with all necessary conditions for its activities and allocate funds to the trade union in accordance with the Trade Union Law of the People’s Republic of China. Such fund shall be used by the trade union of the Company in accordance with the “Measures for the Management of Trade Union Funds” formulated by the All China Federation of Trade Unions.

The representatives of the trade union of the Company may, on behalf of the employees of the Company, enter into any collective agreement with the Company in relation to issues including wages, working hours, benefits, insurance, and labor safety and health in accordance with the law. The Company shall seek advice from the trade union before making any material decision on its reform and operation and formulation of regulations and shall convene trade union representatives’ meeting or by other means to collect opinions and suggestions of the employees.

According to the Constitution and other relevant laws, the Company exercises democratic management through employees’ representatives meeting or other means.

CHAPTER 20: MERGER AND DIVISION OF THE COMPANY

ARTICLE 180 In the event of the merger or division of the Company, a plan shall be presented by the Company’s board of directors and shall be approved in accordance with the procedures stipulated in these articles of association and then the relevant examining and approving formalities shall be processed as required by law. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire that dissenting shareholder’s shareholding at a fair price.

The contents of the resolution for merger or division of the Company shall be made into special documents for shareholders’ inspection. Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

ARTICLE 181 The merger of the Company may be in the form of either acquisition or establishment of a new company.

In the event of a merger of the Company, parties to the merger shall enter into a merger agreement and prepare a balance sheet and a list of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s resolution to merge and shall publish a public notice in a newspaper within thirty (30) days from the date of the Company’s resolution to merge. A creditor has the right within thirty (30) days upon receipt of such notice from the Company or, if no notice is received, within forty-five (45) days from the date of the first public notice, to demand the Company to settle the debts owed to it or to provide a corresponding guarantee.

Upon completion of the merger of the Company, debts and indebtedness of parties to the merger shall be assumed by the company surviving the merger or the company newly established for such purpose.

ARTICLE 182 In the event of a spin-off of the Company, its assets shall be split accordingly.

In the event of a spin-off of the Company, parties to such spin-off shall enter into a spin-off agreement and prepare a balance sheet and a list of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s resolution in respect of such spin-off and shall publish a public notice in a newspaper within thirty (30) days from the date of such resolution.

Unless a written agreement has been entered into by the Company and its creditors in relation to the repayment of debts before the spin-off, companies surviving such spin- off shall jointly assume the indebtedness of the Company which has been incurred before such spin-off.

ARTICLE 183 Where there is a change in any of the registered items of the Company as result of its merger or division, the Company shall carry out procedures necessary for changing its registered items with the companies registration authority in accordance with the law. In case of dissolution, the Company shall cancel its registration in accordance with the law. When a new company is established, its establishment shall be registered in accordance with the law.

CHAPTER 21: DISSOLUTION AND LIQUIDATION

ARTICLE 184 The Company shall be dissolved upon the occurrence of any of the following events:

(1) a resolution for dissolution is passed by the shareholders at a general meeting;

(2) dissolution is necessary for the purpose of a merger or spin-off of the Company;

(3) revocation of business license of the Company or the Company is ordered to close down or is dissolved in accordance with the law;

(4) dissolution by the People’s Court according to Article 183 of the Company Law;

(5) the Company is unable to repay its due debts in full and is declared bankrupt in accordance with the law.

ARTICLE 185 Where the Company is dissolved under sub-paragraphs (1), (3) and (4) of the preceding Article, a liquidation committee shall be set up within fifteen (15) days from the event of dissolution of the Company to commence the liquidation. The composition of the liquidation committee of the Company shall be determined by the directors or an ordinary resolution of shareholders’ general meeting. If no liquidation committee is set up within the prescribed period to commence the liquidation, creditors may apply to the People’s Court to designate relevant persons to form a liquidation committee in order to carry out the liquidation.

Where the Company is dissolved under sub-paragraph (5) of the preceding Article, the People’s Court shall in accordance with the provisions of the relevant laws organize and establish a liquidation committee to carry out the liquidation.

ARTICLE 186 Where the board of directors proposes to liquidate the Company due to causes other than where the Company has declared that it is insolvent, the board shall include a statement in its notice of the shareholders’ general meeting to consider the proposal to the effect that, after making full inquiry into the status of the Company, the board of directors is of the opinion that the Company will be able to pay off its debts within twelve (12) months from the commencement of the liquidation.

Except where the Company has declared that it is insolvent, the liquidation group shall be appointed or dismissed by ordinary resolution of shareholders at a general meeting.

Upon the passing of the resolution by the shareholders at a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall forthwith cease.

The liquidation group shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on its receipts and payments, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

ARTICLE 187 The liquidation committee shall within ten (10) days from its establishment send notice to creditors, and within sixty (60) days from its establishment publish a public notice in a newspaper. A creditor shall within thirty (30) days upon receipt of such notice, or if no notice is received, within forty-five (45) days from the date of the first public notice, declare its creditor’s rights to the liquidation committee.

When declaring creditor’s rights, the creditor shall give details of the creditor’s rights together with the evidence thereof. The liquidation committee shall register creditors’ rights and no settlement can be made to the creditors by the liquidation committee during the period for declaration of creditors’ rights.

ARTICLE 188 During the liquidation period, the liquidation group shall exercise the following functions and powers:

(1) to sort out the Company’s assets and prepare a balance sheet and an inventory of assets respectively;

(2) to send notices to creditors or notify them by public notice;

(3) to handle any relevant unfinished business matters of the Company relating to the liquidation;

(4) to pay off all outstanding taxes;

(5) to settle claims and debts;

(6) to dispose of the assets remaining after the Company’s debts have been repaid;

(7) to represent the Company in any civil litigation proceedings.

ARTICLE 189 After having sort out the Company’s assets and prepared the balance sheet and an inventory of assets, the liquidation group shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the relevant governing authority for confirmation.

To the extent that the Company’s assets are sufficient to pay off its debts, they shall be used to pay all liquidation expenses, wages of staff and workers, labor insurance fees and outstanding taxes, and the Company’s debts.

The assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class and proportion of their shareholdings.

During the liquidation period, the Company shall not commence any new operational activities.

ARTICLE 190 If after putting the Company’s assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company resulting from dissolution, the liquidation group discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation group shall immediately apply to the People’s Court for a declaration of insolvency.

After a Company is declared insolvent by a ruling of the People’s Court, the liquidation group shall turn over liquidation matters to the People’s Court.

ARTICLE 191 Following the completion of liquidation, the liquidation group shall present a report on liquidation and prepare a statement of the receipts and payments during the period of liquidation and financial books and records which shall be audited by Chinese registered accountant and submitted to the shareholders’ general meeting or the relevant governing authority for confirmation.

The liquidation group shall also within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public notice relating to the termination of the Company.

CHAPTER 22: PROCEDURES FOR AMENDMENT OF THE COMPANY’S

ARTICLES OF ASSOCIATION

ARTICLE 192 The Company may amend its articles of association in accordance with the requirements of law, administrative regulation and its articles of association.

ARTICLE 193 For the amendment of the Company’s articles of association, the following procedures shall be followed:

(1) the board of directors shall, in accordance with provisions of these articles of association, adopt a resolution to propose the shareholders’ general meeting to amend the Company’s articles of association, and formulate the draft amendments to the articles of association;

(2) notice of the draft amendments to these articles of association referred to in the preceding sub-paragraph shall be sent to the Company’s shareholders, and a shareholders’ general meeting shall be convened to vote on the contents of the amendments;

(3) subject to the compliance of the relevant regulations of these articles of association and the Mandatory Provisions, a special resolution for approval of the draft amendments to these articles of association shall be passed by shareholders at a general meeting.

ARTICLE 194 The amendments to the Company’s articles of association involving the contents of the Mandatory Provisions shall become effective upon approvals by the Securities Committee of the State Council and the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for registration of the changes in accordance with law.

CHAPTER 23: SETTLEMENT OF DISPUTES

ARTICLE 195 The Company shall act according to the following principles to settle disputes:

(1) Whenever any disputes or claims arising between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company’s directors, supervisors, general manager, deputy general managers or other senior administrative officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, based on these articles of association or any rights or obligations conferred or imposed by the Company Law or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall abide by the arbitration provided that such person is the Company or the Company’s shareholder, director, supervisor, general manager, deputy general manager or other senior administrative officer. Disputes in relation to the definition of shareholders and disputes in relation to the shareholders’ register need not be resolved by arbitration.

(2) A claimant may elect arbitration at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects arbitration at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

(3) If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the People’s Republic of China shall apply, save as otherwise provided in laws and administrative regulations.

(4) The award of an arbitration body shall be final and conclusive and binding on all parties.

CHAPTER 24: SUPPLEMENTARY

Article 196 Notice of the Company (including notice of meetings, corporate communication or other written materials given to shareholders) may be given in the following manner: (1) by way of public notice; (2) personal delivery; (3) pre-paid post; (4) other means required under laws and regulations or listing rules of the place of listing or otherwise permitted by a supervisory authority.

Any reference in these articles of association to the publication of public notices in a newspaper shall be interpreted as requiring publication in such newspaper as designated or required in accordance with relevant laws, administrative regulations or rules. In respect of the way by which corporate communication is required to be provided or given to holders of overseas listed foreign-invested shares under the Listing Rules of Hong Kong, such corporate communication may be provided or given to holders of overseas listed foreign-invested shares through the website of the Company (www.gsrc.com) or other electronic means subject to laws and regulations and listing rules of the place of listing and these articles of association.

The corporate communication refers to any document provided or to be provided to any holder of securities of the Company for reference or further action, including but not limited to (1) reports of the board of directors, annual accounts, auditor’s reports and summary of financial reports (if relevant) of the Company; (2) interim reports and summary of interim reports (if relevant); (3) notice of the meetings; (4) listing documents; (5) circulars; (6) proxy forms (as defined in the listing rules of the stock exchange located in the place where shares of the Company are listed).

ARTICLE 197 In these articles of association, the meaning of an accounting firm is the same as that of “auditors”.

ARTICLE 198 The right to interpret these articles of association shall reside in the board of directors of the Company.